Exhibit 23



Deloitte & Touche LLP                   Telephone:  (312) 946-3000
Two Prudential Plaza                    Facsimile:  (312) 946-2600
180 North Stetson Avenue
Chicago, Illinois  60604-6779



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Sears, Roebuck and Co. on Form S-3 of our reports dated February 15, 1996, appearing in, and incorporated by reference in, the Annual Report on Form 10-K of Sears, Roebuck and Co. for the year ended December 30, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.


/s/Deloitte & Touche LLP

July 15, 1996



Deloitte Touche
Tohmatsu
International